UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Knowles Corporation

(Exact name of registrant as specified in charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1151 Maplewood Drive Itasca, Illinois	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-250-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders, the Company’s stockholders (i) elected the persons listed below to serve as Class I directors for a term of three years expiring at the 2020 Annual Meeting of Stockholders; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2017; and (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the 2017 Proxy Statement. Set forth below are the voting results for each of the proposals presented at the Annual Meeting:

Proposal 1 — Election of Directors:

Director	For	Against	Abstain	Broker Non- Votes
Jeffrey S. Niew	78,641,441	366,473	32,634	4,904,891
Keith L. Barnes	75,973,603	3,033,254	33,691	4,904,891
Richard K. Loochridge	76,813,032	2,021,829	205,687	4,904,891

Proposal 2 — Ratification of the appointment PRICEWATERHOUSECOOPERS LLP as our independent registered public accounting firm for 2017:

For	Against	Abstain	Broker Non- Votes
83,613,893	307,275	24,271	0

Proposal 3 — Nonbinding advisory vote to approve named executive officer compensation:

For	Against	Abstain	Broker Non- Votes
52,577,661	26,076,456	386,431	4,904,891

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: May 5, 2017
	By:	/s/ Thomas G. Jackson
Thomas G. Jackson
Senior Vice President, General Counsel & Secretary

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